UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2024

BLACKSKY TECHNOLOGY INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39113	83-1833760
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)
2411 Dulles Corner Park, Suite 300
Herndon, Virginia 20171
(Address of principal executive offices) (Zip Code)
(571) 267-1571
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	BKSY	The New York Stock Exchange
Warrants, exercisable for shares of Class A common stock at an exercise price of $92.00 per share	BKSY.W	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.  Entry into a Material Definitive Agreement.
On September 24, 2024, BlackSky Technology Inc., a Delaware corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Oppenheimer & Co. Inc., as representative of the several underwriters listed in Schedule 1 to the Underwriting Agreement (the “Underwriters”), relating to the sale and issuance of an aggregate of 10,000,000 shares (the “Shares”) of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”). The offering price to the public of the Shares is $4.00 per share, and the Underwriters have agreed to purchase the Shares from the Company pursuant to the Underwriting Agreement at a price of $3.76 per share. Under the terms of the Underwriting Agreement, the Company also granted the Underwriters an option, exercisable for 30 days, to purchase up to an additional 1,500,000 shares of Common Stock at a price to the public of $4.00 per share.
The Company estimates that the gross proceeds from the offering, before deducting the underwriting discounts and commissions and other offering expenses, will be approximately $40.0 million or approximately $46.0 million if the Underwriters’ option to purchase additional shares is exercised in full.
The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-267889), and a related prospectus and prospectus supplement, filed with the Securities and Exchange Commission. The offering is expected to close on September 26, 2024, subject to the satisfaction of customary closing conditions.
The foregoing description of the material terms of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 8.01.  Other Events.
A copy of the press release announcing the public offering and a copy of the press release announcing the pricing of the public offering are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.
Item 9.01.  Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 24, 2024, by and between BlackSky Technology Inc. and Oppenheimer & Co. Inc., as representative of the several underwriters named therein
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, P.C.
23.1	Consent of Wilson Sonsini Goodrich & Rosati, P.C. (included in Exhibit 5.1)
99.1	Press Release of BlackSky Technology Inc. dated September 24, 2024, announcing the public offering
99.2	Press Release of BlackSky Technology Inc. dated September 25, 2024, announcing the pricing of the public offering
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSKY TECHNOLOGY INC.

Dated:	September 25, 2024	By:	/s/ Henry Dubois
		Name:	Henry Dubois
		Title:	Chief Financial Officer